Exhibit 4.02

PUBLIC SERVICE COMPANY

OF COLORADO

TO

U.S. BANK TRUST NATIONAL ASSOCIATION,

                                     as Trustee

Supplemental Indenture No. 16

Dated as of August 1, 2005

Supplemental to the Indenture

dated as of October 1, 1993

Establishing the Securities of Series No. 16

designated First Collateral Trust Bonds, Series No. 16 (MBIA Collateral Bonds)

SUPPLEMENTAL INDENTURE NO. 16, dated as of August 1, 2005, between PUBLIC SERVICE COMPANY OF COLORADO, a corporation duly organized and existing under the laws of the State of Colorado (hereinafter sometimes called the “Company”), and U.S. BANK TRUST NATIONAL ASSOCIATION (formerly First Trust of New York, National Association), a national banking association, as successor trustee (hereinafter sometimes called the “Trustee”) to Morgan Guaranty Trust Company of New York under the Indenture, dated as of October 1, 1993 (hereinafter called the “Original Indenture”), as previously supplemented and as further supplemented by this Supplemental Indenture No. 16.  The Original Indenture and any and all indentures and all other instruments supplemental thereto are hereinafter sometimes collectively called the “Indenture”.

Recitals of the Company

The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities.

The Company has heretofore executed and delivered to the Trustee the Supplemental Indentures referred to in Schedule A hereto for the purpose of establishing a series of bonds and appointing the successor Trustee.

The Company, concurrently with the execution and delivery of this Indenture and as a condition to the execution and delivery hereof, will execute and deliver a Financing Agreement (the “Financing Agreement”), dated as of August 1, 2005, with Adams County, Colorado (the “County”) pursuant to which the County will in effect loan the proceeds of the 4.375% Adams County, Colorado Pollution Control Refunding Revenue Bonds, 2005 Series A (Public Service of Colorado Project) ( the “2005 Series A Bonds”) to be issued pursuant to the Indenture of Trust between the County and U.S. Bank National Association, as Trustee (the “2005 Series A Trustee”), dated as of August 1, 2005 (the “2005 Series A Bond Indenture”) to provide funds, together with other available moneys, for (i) the redemption of $79,500,000 aggregate principal amount of Adams County, Colorado Pollution Control Refunding Revenue Bonds, 1993 Series A (Public Service Company of Colorado Project) and (ii) the redemption of $50,000,000 aggregate principal amount of Morgan County, Colorado Pollution Control Refunding Revenue Bonds, 1993 Series A (Public Service Company of Colorado Project).  In connection with the Financing Agreement, the Company will execute and deliver a note to the County in the amount of the proceeds (the “2005 Series A Note”) which will be immediately assigned to the 2005 Series A Trustee in accordance with the Financing Agreement.  The payment of principal of and interest on the 2005 Series A Note will be applied solely to the payment of the related 2005 Series A Bonds.

Concurrently with the issuance of the 2005 Series A Bonds, MBIA Insurance Corporation, a New York stock insurance corporation (“MBIA”) will issue a financial guaranty insurance policy (the “Policy”) to the County relating to the 2005 Series A Bonds.  The Company will enter into an Insurance and Reimbursement Agreement (the “Insurance Agreement”), dated as of August 1, 2005, with MBIA and the 2005 Series A Trustee as part of the consideration for the delivery by MBIA of the Policy, pursuant to which the Company is absolutely and unconditionally obligated, among other matters, to reimburse MBIA for all amounts advanced by MBIA under the Policy.  As additional consideration for MBIA issuing the Policies, the Company will issue a series of Securities to be designated “First Collateral Trust Bonds, Series No. 16 (MBIA Collateral Bonds) to MBIA.  The Company now desires to establish, pursuant to this Indenture, such series of Securities to be hereinafter sometimes called “Series No. 16”.

The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 16 to establish the Securities of Series No.16 and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 16 a valid agreement of the Company, and to make the Securities of Series No. 16 valid obligations of the Company, have been performed.

Granting Clauses

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 16 WITNESSETH, that, in consideration of the premises, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants contained therein and in the Indenture and to declare the terms and conditions on which such Securities are secured, the Company hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in, the following:

Granting Clause First

All right, title and interest of the Company, as of the date of the execution and delivery of this Supplemental Indenture No. 16, in and to property (other than Excepted Property), real, personal and mixed and wherever situated, in any case used or to be used in or in connection with the Electric Utility Business (whether or not such use is the sole use of such property), including without limitation (a) all lands and interests in land described or referred to in Schedule B hereto; (b) all other lands, easements, servitudes, licenses, permits, rights of way and other rights and interests in or relating to real property used or to be used in or in connection with the Electric Utility Business or relating to the occupancy or use of such real property, subject however, to the exceptions and exclusions set forth in clause (a) of Granting Clause First of the Original Indenture; (c) all plants, generators, turbines, engines, boilers, fuel handling and transportation facilities, air and water pollution control and sewage and solid waste disposal facilities and other machinery and facilities for the generation of electric energy; (d) all switchyards, lines, towers, substations, transformers and other machinery and facilities for the transmission of electric energy; (e) all lines, poles, conduits, conductors, meters, regulators and other machinery and facilities for the distribution of electric energy; (f) all buildings, offices, warehouses and other structures used or to be used in or in connection with the Electric Utility Business; (g) all pipes, cables, insulators, ducts, tools, computers and other data processing and/or storage equipment and other equipment, apparatus and facilities used or to be used in or in connection with the Electric Utility Business; (h) any or all of the foregoing properties in the process of construction; and (i) all other property, of whatever kind and nature, ancillary to or otherwise used or to be used in conjunction with any or all of the foregoing or otherwise, directly or indirectly, in furtherance of the Electric Utility Business;

Granting Clause Second

Subject to the applicable exceptions permitted by Section 810(c), Section 1303 and Section 1305 of the Original Indenture, all property (other than Excepted Property) of the kind and nature described in Granting Clause First which may be hereafter acquired by the Company, it being the intention of the Company that all such property acquired by the Company after the date of the execution and delivery of this Supplemental Indenture No.16 shall be as fully embraced within and subjected to the Lien hereof as if such property were owned by the Company as of the date of the execution and delivery of this Supplemental Indenture No. 16;

Granting Clause Fourth

All other property of whatever kind and nature subjected or required to be subjected to the Lien of the Indenture by any of the provisions thereof;

Excepted Property

Expressly excepting and excluding, however, from the Lien and operation of the Indenture all Excepted Property of the Company, whether now owned or hereafter acquired;

TO HAVE AND TO HOLD all such property, real, personal and mixed, unto the Trustee, its successors in trust and their assigns forever;

SUBJECT, HOWEVER, to (a) Liens existing at the date of the execution and delivery of the Original Indenture (including, but not limited to, the Lien of the PSCO 1939 Mortgage), (b) as to property acquired by the Company after the date of the execution and delivery of the Original Indenture, Liens existing or placed thereon at the time of the acquisition thereof (including, but not limited to, the Lien of any Class A Mortgage and purchase money Liens), (c) Retained Interests and (d) any other Permitted Liens, it being understood that, with respect to any property which was at the date of execution and delivery of the Original Indenture or thereafter became or hereafter becomes subject to the Lien of any Class A Mortgage, the Lien of the Indenture shall at all times be junior, subject and subordinate to the Lien of such Class A Mortgage;

IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;

PROVIDED, HOWEVER, that the right, title and interest of the Trustee in and to the Mortgaged Property shall cease, terminate and become void in accordance with, and subject to the conditions set forth in, Article Nine of the Original Indenture, and if, thereafter, the principal of and premium, if any, and interest, if any, on the Securities shall have been paid to the Holders thereof, or shall have been paid to the Company pursuant to Section 603 of the Original Indenture, then and in that case the Indenture shall terminate, and the Trustee shall execute and deliver to the Company such instruments as the Company shall require to evidence such termination; otherwise the Indenture, and the estate and rights thereby granted shall be and remain in full force and effect; and

THE PARTIES HEREBY FURTHER COVENANT AND AGREE as follows:

ARTICLE ONE

Securities of Series No. 16

There are hereby established the Securities of Series No. 16.  The Securities of Series No. 16 are to be issued to MBIA pursuant to the Insurance Agreement as part of the consideration for the delivery by MBIA of the Policy.  The Securities of Series No. 16 shall have the terms and characteristics set forth below (the lettered subdivisions set forth below corresponding to the lettered subdivisions of Section 301 of the Original Indenture):

(a)           the title of the Securities of such series shall be “First Collateral Trust Bonds, Series No. 16 (MBIA Collateral Bonds)”; provided, however, that, at any time after the PSCO 1939 Mortgage shall have been satisfied and discharged, the Company shall have the right, without any consent or other action by the Holders of such Securities, to change such title in such manner as shall be deemed by the Company to be appropriate to reflect such satisfaction and discharge, such change to be evidenced in an Officer’s Certificate;

(b)           the Securities of Series No. 16 shall be authenticated and delivered in the aggregate principal amount of $129,500,000;

(c)           interest on the Securities of Series No. 16 shall be payable to the Persons in whose names such Securities are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the form of such Securities attached as Exhibit A hereto;

(d)           the principal of the Securities of Series No. 16 shall be payable on September 1, 2017, the Stated Maturity.

(e)           the Securities of Series No. 16 shall bear interest at a rate of 4.375% per annum; interest shall accrue on the Securities of Series No. 16 from August 18, 2005, or the most recent date to which interest has been paid or duly provided for; the Interest Payment Dates for such Securities shall be March 1 and September 1 in each year, commencing March 1, 2006, and the Regular Record Dates with respect to the Interest Payment Dates for such Securities shall be February 15 and August 15 in each year, respectively (whether or not a Business Day);

(f)            the Corporate Trust Office of U.S. Bank Trust National Association in New York, New York shall be the place at which (i) the principal and interest on the Securities of Series No. 16 shall be payable, (ii) registration of transfer of such Securities may be effected, (iii) exchanges of such Securities may be effected and (iv) notices and demands to or upon the Company in respect of such Securities and the Indenture may be served; and U.S. Bank Trust National Association shall be the Security Registrar for such Securities; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such place or the Security Registrar; and provided, further, that the Company reserves the right to designate, by one or more Officer’s Certificates, its principal office in Denver, Colorado as any such place or itself as the Security Registrar;

(g)           not applicable;

(h)           the Securities of Series No. 16 shall be redeemable as follows:

(i)            in the event that any 2005 Series A Bonds are to be redeemed following a determination of taxability pursuant to Section 2.02(e)(iii) of the 2005 Series A Bond Indenture, the Securities of Series No. 16, in a principal amount equal to the principal amount of 2005 Series A Bonds to be redeemed, shall be redeemed on the date fixed for redemption of the 2005 Series A Bonds, at the principal amount thereof plus accrued interest to the redemption date;

(ii)           in the event that all 2005 Series A Bonds have become immediately due and payable pursuant to Section 9.02 of the 2005 Series A Bond Indenture following the occurrence of an Event of Default (as defined in Section 9.01 of the 2005 Series A Bond Indenture), the Securities of Series No. 16 shall thereupon be redeemed at the principal amount thereof plus accrued interest to the redemption date (the obligation to effect such redemption being rescinded upon the rescission of such acceleration);

(i)            the Securities of Series No. 16 shall be issuable in denominations of $5,000 and any integral multiple thereof;

(j)            not applicable;

(k)           not applicable;

(l)            not applicable;

(m)          not applicable;

(n)           not applicable;

(o)           not applicable;

(p)           not applicable;

(q)           the Securities of Series No. 16 are to be registered in the name of MBIA Insurance Corporation.  Such Securities shall not be transferable, nor shall any purported transfer be registered except to a successor to MBIA under the Insurance Agreement upon delivery to the Trustee of a Company Request requesting such transfer.

(r)            not applicable;

(s)           no service charge shall be made for the exchange of the Securities of Series No. 16; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the exchange;

(t)            not applicable;

(u)                                 (i)            If the Company shall have caused the Company’s indebtedness in respect of any Securities of Series No. 16 to have been satisfied and discharged prior to the Maturity of such Securities, as provided in Section 901 of the Original Indenture, the Company shall, promptly after the date of such satisfaction and discharge, give a notice to each Person who was a Holder of any of such Securities on such date stating (A)(1) the aggregate principal amount of such Securities and (2) the aggregate amount of any money (other than amounts, if any, deposited in respect of accrued interest on such Securities) and the aggregate principal amount of, the rate or rates of interest on, and the aggregate fair market value of, any Eligible Obligations deposited pursuant to Section 901 of the Original Indenture with respect to such Securities and (B) that the Company will provide (and the Company shall promptly so provide) to such Person, or any beneficial owner of such Securities holding through such Person (upon written request to the Company sent to an address specified in such notice), such other information as such Person or beneficial owner, as the case may be, reasonably may request in order to enable it to determine the federal income tax consequences to it resulting from the satisfaction and discharge of the Company’s indebtedness in respect of such Securities.  Thereafter, the Company shall, within forty-five (45) days after the end of each calendar year, give to each Person who at any time during such calendar year was a Holder of such Securities a notice containing (X) such information as may be necessary to enable such Person to report its income, gain or loss for federal income tax purposes with respect to such Securities or the assets held on deposit in respect thereof during such calendar year or the portion thereof during which such Person was a Holder of such Securities, as the case may be (such information to be set forth for such calendar year as a whole and for each month during such year) and (Y) a statement to the effect that the Company will provide (and the Company shall promptly so provide) to such Person, or any beneficial owner of such Securities holding through such Person (upon written request to the Company sent to an address specified in such notice), such other information as such Person or beneficial owner, as the case may be, reasonably may request in order to enable it to determine its income, gain or loss for federal income tax purposes with respect to such Securities or such assets for such year or portion thereof, as the case may be.  The obligation of the Company to provide or cause to be provided information for purposes of income tax reporting by any Person as described in the first two sentences of this paragraph shall be deemed to have been satisfied to the extent that the Company has provided or caused to be provided substantially comparable information pursuant to any requirements of the Internal Revenue Code of 1986, as amended from time to time (the “Code”) and United States Treasury regulations thereunder.

(ii)           Notwithstanding the provisions of subparagraph (i) above, the Company shall not be required to give any notice specified in such subparagraph or to otherwise furnish any of the information contemplated therein if the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize income, gain or loss for federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect of such Securities and such Holders will be subject to federal income taxation on the same amounts and in the same manner and at the same times as if such satisfaction and discharge had not occurred.

(iii)          Anything in this clause (u) to the contrary notwithstanding, the Company shall not be required to give any notice specified in subparagraph (i) or to otherwise furnish the information contemplated therein or to deliver any Opinion of Counsel contemplated by subparagraph (ii) if the Company shall have caused Securities of Series No. 16 to be deemed to have been paid for purposes of the Indenture, as provided in Section 901 of the Original Indenture, but shall not have effected the satisfaction and discharge of its indebtedness in respect of such Securities pursuant to such Section.

(v)           Any payment by the Company of principal or interest on the 2005 Series A Note or pursuant to its obligations under the Insurance Agreement to reimburse MBIA for any payments of principal or interest made by MBIA under the Policy with respect to the 2005 Series A Bonds shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make the payment of principal or interest on the Securities of Series No. 16 which is then due; provided, however, if any such payment by the Company on the 2005 Series A Note or pursuant to its obligations under the

Insurance Agreement to reimburse MBIA for any payments of principal or interest made by MBIA under the Policy with respect to the 2005 Series A Bonds is determined to be a preferential transfer and is recovered from the registered owner of the 2005 Series A Note or from MBIA pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction as a result, then the obligation of the Company to make such payment of principal or interest on the 2005 Series A Note or pursuant to its obligations under the Insurance Agreement to reimburse MBIA for any payments of principal or interest made by MBIA under the Policy with respect to the 2005 Series A Bonds shall no longer be deemed satisfied and discharged for purposes of the Securities of Series No.16.

The Trustee may conclusively presume that the obligation of the Company to pay principal and interest on the Securities of Series No. 16 as the same shall have become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the Holder hereof stating that the principal or interest of Securities of Series No. 16 has become due and payable and specifying the amount of funds required to make such payment.

Notwithstanding anything to the contrary contained herein, the aggregate amount of principal and interest on the Securities of Series No. 16 shall not exceed the aggregate amount of the payments of principal and interest due on the 2005 Series A Bonds covered by the Policy.

(w)          The Securities of Series No. 16 are subject to the following voting restrictions:  The Holder hereof shall attend such meeting or meetings of the Holders under the Indenture or, at its option, deliver its proxy in connection therewith, as relates to matters with respect to which it is entitled to vote or consent.  So long as no Event of Default (as defined under the 2005 Series A Indenture) shall have occurred and be continuing thereunder, either at any such meeting or meetings, or otherwise when the consent of the Holders under the Indenture is sought without a meeting, the Holder hereof shall vote or consent with respect thereto proportionately with the vote or consent of the Holders of all other Securities of any series or Tranche Outstanding under the Indenture who are eligible to vote or consent, as indicated in an Officer’s Certificate delivered to the Holder hereof.

(x)            The Securities of Series No. 16 shall be substantially in the form attached hereto as Exhibit A and shall have such further terms as are set forth in such form.

ARTICLE TWO

Miscellaneous Provisions

This Supplemental Indenture No. 16 is a supplement to the Original Indenture.  As previously supplemented and further supplemented by this Supplemental Indenture No. 16, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture, all previous supplements thereto and this Supplemental Indenture No. 16 shall together constitute one and the same instrument.

SIGNATURE PAGES FOLLOW

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 16 to be duly executed as of the day and year first above written.

PUBLIC SERVICE COMPANY OF COLORADO

By:	/S/ GEORGE E. TYSON II

	Name:	George E. Tyson II
	Title:	Vice President and Treasurer

STATE OF MINNESOTA	)
)ss:
CITY OF MINNEAPOLIS	)

On the 10th day of August, 2005, before me personally came George E. Tyson II to me known, who, being by me duly sworn, did depose and say that he is a Vice President and Treasurer of Public Service Company of Colorado, one of the corporations described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.

/S/ SHARON M. QUELLHORST

Name: Sharon M. Quellhorst
Notary Public, State of Minnesota
Commission Expires: January 31, 2010

U.S. BANK TRUST NATIONAL ASSOCIATION,
Trustee

By:	/S/ BEVERLY A. FREENEY

	Name:	Beverly A. Freeney
	Title:	Vice President

STATE OF NEW YORK	)
) ss.:
CITY AND COUNTY OF NEW YORK	)

On the 10th day of August, 2005, before me personally came Beverly A. Freeney, to me known, who, being by me duly sworn, did depose and say that she is a Vice President of U.S. Bank Trust National Association, the banking association described in and which executed the foregoing instrument; and that she signed her name thereto by authority of the Board of Directors of said banking association.

/S/ PATRICIA V. COWART
Name: Patricia V. Cowart
Notary Public, State of New York

Commission Expires: September 22, 2005

EXHIBIT A

FORM OF SECURITY

(See legend at the end of this Security for
restrictions on transfer and change of form)

PUBLIC SERVICE COMPANY OF COLORADO
First Collateral Trust Bond, Series No. 16 (MBIA Collateral Bonds)

Original Interest Accrual Date	August 18, 2005
Interest Rate:	4.375%
Stated Maturity:	September 1, 2017
Interest Payment Dates:	March 1 and September 1
Regular Record Dates:	February 15 and August 15

This Security is not a Discount Security

within the meaning of the within-mentioned Indenture

Principal Amount	Registered No. 1
$129,500,000

PUBLIC SERVICE COMPANY OF COLORADO, a corporation duly organized and existing under the laws of the State of Colorado (herein called the “Company,” which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to MBIA INSURANCE CORPORATION, or registered assigns, the principal sum of One Hundred Twenty-Nine Million Five Hundred Thousand Dollars on the Stated Maturity specified above, and to pay interest thereon from the Original Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment Dates specified above in each year, commencing March 1, 2006, and at Maturity, at the Interest Rate per annum specified above, until the principal hereof is paid or duly provided for.  The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date.  Notwithstanding the foregoing, interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in said Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 15 days prior to such Special Record Date, or be paid in such other manner as permitted by the Indenture.

Payment of the principal of this Security and interest hereon at Maturity shall be made upon presentation of this Security at the Corporate Trust Office of U.S. Bank Trust National Association, in New York, New York or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest on this Security (other than interest at Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, except that if such Person shall be a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such Person. Payment of the principal of and interest on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and issuable in one or more series under and equally secured by an Indenture, dated as of October 1, 1993 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the “Indenture”), between the Company and U.S. Bank Trust National Association (formerly First Trust of New York, National Association) as successor trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged, pledged and held in trust, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and secured. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated above.

This Security has been issued pursuant to the requirements of, and as security for the payment by the Company of its obligations under, that certain Insurance and Reimbursement Agreement, dated as of August 1, 2005 (the “Insurance Agreement”), among the Company, the 2005 Series A Trustee (as hereinafter defined) and MBIA Insurance Corporation (“MBIA”) in connection with the issuance by MBIA of a financial guaranty insurance policy (the “Policy”) relating to $129,500,000 in aggregate principal amount of 4.375% Adams County, Colorado Pollution Control Revenue Refunding Bonds (Public Service Company of Colorado Project) 2005 Series A (the “2005 Series A Bonds”), issued by Adams County, Colorado pursuant to a Trust Indenture (the “2005 Series A Indenture”), dated as of August 1, 2005, between Adams County, Colorado and U.S. Bank National Association as Trustee (the “2005 Series A Trustee”) to reimburse MBIA for any payments of principal or interest made by MBIA pursuant to the Policy with respect to the 2005 Series Bonds.  In connection with the issuance of the 2005 Series A Bonds, the Company entered into a Financing Agreement, dated as of August 1, 2005, pursuant to which the Company executed and delivered a note to the County in the amount of the proceeds of the 2005 Series A Bonds (the “2005 Series A Note”).  The payment of principal of and interest on the 2005 Series A Note is applied solely to the payment of the related 2005 Series A Bonds.

Any payment by the Company of principal or interest on the 2005 Series A Note or pursuant to its obligation under the Insurance Agreement to reimburse MBIA for any payments of principal or interest made by MBIA under the Policy with respect to the 2005 Series A Bonds shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make the payment of principal or interest on the Securities of Series No. 16 which is then due; provided, however, if any such payment by the Company on the 2005 Series A Note or pursuant to its obligations under the Insurance Agreement to reimburse MBIA for any payments of principal or interest made by MBIA under the Policy with respect to the 2005 Series A Bonds is determined to be a preferential transfer and is recovered from the registered owner of the 2005 Series A Note or from MBIA pursuant to the United States Bankruptcy

Code in accordance with a final, nonappealable order of a court of competent jurisdiction as a result, then the obligation of the Company to make such payment of principal or interest on the 2005 Series A Note or pursuant to its obligations under the Insurance Agreement to reimburse MBIA for any payments of principal or interest made by MBIA under the Policy with respect to the 2005 Series A Bonds shall no longer be deemed satisfied and discharged for purposes of the Securities of Series No. 16.

The Trustee may conclusively presume that the obligation of the Company to pay principal and interest on the Securities of Series No. 16 as the same shall have become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the Holder hereof stating that the principal or interest of this Security has become due and payable and specifying the amount of funds required to make such payment.

Notwithstanding anything to the contrary contained herein, the aggregate amount of principal and interest on the Securities of Series No. 16 shall not exceed the aggregate amount of the payments of principal and interest due on the 2005 Series A Bonds covered by the policy.

If any Interest Payment Date or the Stated Maturity shall not be a Business Day (as hereinafter defined), payment of the amounts due on this Security on such date may be made on the next succeeding Business Day; and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date or Stated Maturity, as the case may be, to such Business Day.

In the event that any 2005 Series A Bonds are redeemed following a determination of taxability pursuant to Section 2.02(e)(iii) of the 2005 Series A Bond Indenture, the Securities of Series No. 16, in a principal amount equal to the principal amount of 2005 Series A Bonds to be redeemed, shall be redeemed on the date fixed for redemption of the 2005 Series A Bonds, at the principal amount thereof plus accrued interest to the redemption date.

In the event that all 2005 Series A Bonds have become immediately due and payable pursuant to Section 9.02 of the 2005 Series A Bond Indenture following the occurrence of an Event of Default (as defined in Section 9.01 of the 2005 Series A Bond Indenture), the Securities of Series No. 16 shall thereupon be redeemed at the principal amount thereof plus accrued interest to the redemption date (the obligation to effect such redemption being rescinded upon the rescission of such acceleration).

  The Holder hereof shall attend such meeting or meetings of the Holders under the Indenture or, at its option, deliver its proxy in connection therewith, as relates to matters with respect to which it is entitled to vote or consent.  So long as no Event of Default (as defined under the 2005 Series A Indenture) shall have occurred or be continuing thereunder, either at any such meeting or meetings, or otherwise when the consent of the Holders under the Indenture is sought without a meeting, the Holder hereof shall vote or consent with respect thereto proportionately with the vote or consent of the Holders of all other Securities of any series or Tranche Outstanding under the Indenture who are eligible to vote or consent, as indicated in an Officer’s Certificate delivered to the Holder hereof.

If an Event of Default shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in the Indenture and subject to certain limitations therein set forth, this Security or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and, at the election of the Company, the Company’s entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient, to pay when due the principal of and interest on this Security when due.

This Security is not transferable except to a successor to MBIA Insurance Corporation under the Insurance Agreement upon delivery to the Trustee of a Company Request requesting such transfer.  Before any transfer of this Security will be recognized or given effect by the Company or the Trustee, the Holder shall note the amounts of all principal prepayments hereon, and shall notify the Company and the Trustee of the name and address of the transferee and shall afford the Company and the Trustee the opportunity of verifying the notation as to prepayment of principal.  By the acceptance hereof the Holder of this Security and each transferee shall be deemed to have agreed to indemnify and hold harmless the Company and the Trustee against all losses, claims, damages or liability arising out of any failure on the part of the Holder or of any such transferee to comply with the requirements of the preceding sentence.  Any such transfer is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office of U.S. Bank Trust National Association, in New York, New York or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

This Bond has not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in contravention of said Act and is not transferable except to a successor to MBIA under the Insurance Agreement.

No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

As used herein “Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in The City of New York, New York or other city in which is located any office or agency maintained for the payment of principal or interest on this Security, are authorized or required by law, regulation or executive order to remain closed. All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

As provided in the Indenture, no recourse shall be had for the payment of the principal of or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and its corporate seal to be hereunto affixed and attested.

PUBLIC SERVICE COMPANY OF COLORADO

By:
[Vice President and Treasurer]

Attest:
[Assistant Secretary]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. BANK	OR	U.S. BANK TRUST
TRUST NATIONAL ASSOCIATION,		NATIONAL ASSOCIATION,
as Trustee		as Trustee

By:		By:
Authorized Officer		as Authenticating Agent

By:
Authorized Officer

THE HOLDER OF THIS BOND BY ITS ACCEPTANCE HEREOF AGREES TO RESTRICTIONS ON TRANSFER, RESTRICTIONS ON VOTING, TO WAIVERS OF CERTAIN RIGHTS OF EXCHANGE, AND TO INDEMNIFICATION PROVISIONS AS SET FORTH BELOW.  IN ADDITION, THE BOND REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SUCH BOND MAY NOT BE TRANSFERRED WITHOUT COMPLIANCE WITH APPLICABLE SECURITIES LAWS.

THIS SECURITY MAY NOT BE TRANSFERRED OR EXCHANGED, NOR MAY ANY PURPORTED TRANSFER BE REGISTERED, EXCEPT TO A SUCCESSOR TO MBIA INSURANCE CORPORATION UNDER THE INSURANCE AGREEMENT REFERRED TO HEREIN.

THIS SECURITY IS SUBJECT TO CERTAIN VOTING RESTRICTIONS SET FORTH HEREIN.

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

[please insert social security or other identifying number of assignee]

[please print or typewrite name and address of assignee]

the within Security of PUBLIC SERVICE COMPANY OF COLORADO and does hereby irrevocably constitute and appoint                                           , Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated:

Notice: The signature to this assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatsoever.

SCHEDULE A

SUPPLEMENTAL INDENTURES

Date of Supplemental Indenture	Series of Bonds	Principal Amount Issued	Principal Amount Outstanding

November 1, 1993	Series No. 1	$134,500,000	$134,500,000
January 1, 1994	Series No. 2due 2001	$102,667,000	None
	and
	Series No. 2 due 2024	$110,000,000	None
September 2, 1994 (Appointment of Successor Trustee)	None	None	None
May 1, 1996	Series No. 3	$125,000,000	$125,000,000
November 1, 1996	Series No. 4	$250,000,000	$100,000,000
February 1, 1997	Series No. 5	$150,000,000	None
April 1, 1998	Series No. 6	$250,000,000	None
August 15, 2002	Series No. 7	$48,750,000	$48,750,000
September 1, 2002	Series No. 8	$600,000,000	None
September 15, 2002	Series No. 9	$530,000,000	None
April 1, 2003	Series No. 10	$600,000,000	$600,000,000
March 1, 2003	Series No. 11	$250,000,000	None
September 15, 2003	Series No. 12	$250,000,000	$250,000,000
May 1, 2003	Series No. 13	$350,000,000	None
September 1, 2003	Series No. 14	$300,000,000	$300,000,000
September 1, 2003	Series No. 15	$275,000,000	$275,000,000

B-1

SCHEDULE B

DESCRIPTION OF PROPERTY

The following properties are situated in the State of Colorado and the counties thereof:

Part First – Plants

Mesa County

Cameo Power Plant – Additional Land – The Powderhorn Tract

PARCEL A:

Township 10 South, Range 98 West of the 6th P.M.:

Section 33:

S1/2 SW1/4;

E1/2 EXCEPT the North 660 feet thereof as conveyed in instrument recorded August 3, 1994 in Book 2090 at Page 243.

(2709-334-00-074 – Book 1350 at Page 544, and Book 3095 at Page 106)

Section 34:

S1/2NW1/4 lying West of the West boundary line of that parcel conveyed in instrument recorded June 19, 1980 in Book 1262 at Page 582 and re-recorded November 28, 1980 in Book 1286 at Page 655, said West boundary line being described as follows:

Beginning at a point on the South line of the S1/2 of said NW1/4 which is located S 89º54’35”E 1301.50 feet from the W1/4 corner of said Section 34;

Thence along a cliff North 41º08’ West 479.52 feet to the Grand Valley Highline Canal right of way;

Thence along said Canal right of way North 56º48’East 71.65 feet;

Thence North 33º12’ West 365.00 feet;

Thence North 23º44’ West 395.00 feet;

Thence North 21º16’ East 196.45 feet to the Southerly railroad spur right of way;

Thence North 73º04’30” East 252.17 feet along said railroad right of way to the North line of said S1/2NW1/4.

EXCEPT all that portion as conveyed in instrument recorded June 19, 1980 in Book 1262 at Page 582 and re-recorded November 28, 1980 in Book 1286 at Page 655 being more particularly described as follows:

Commencing at a point being a chiseled cross on the East face of the concrete mine portal entrance from whence the NW corner of Section 34, Township 10 South, Range 98 West as now located bears N49º20’ West 1145.0 feet;

Thence North 37º32’ West 15 feet along the center line of the Mine tract;

Thence South 52º28’ West 560.0 feet;

Thence on an angle to the right of 89º02’ for a distance of 216.66 feet to the true point of beginning;

Thence on an angle to the left of 97º13’ for a distance of 225 feet;

Thence on an angle to the right of 90º00’ for a distance of 150 feet;

Thence on an angle to the right of 90º00’ for a distance of 225 feet;

Thence 150 feet to the point of beginning.

ALSO EXCEPT: A strip of land 100 feet in width being 50 feet wide on each side of the center line of the Spur Track as now constructed over and across the Southerly portion of NW1/4NW1/4 Section 34,

Township 10 South, Range 98 West, 6th P.M.  Said Spur Track extending in a Westerly direction from the main track of Rio Grande Junction Railway Co. near Cameo Station.

NOTE: Said strip deeded to Rio Grande Junction Railway Co., in the instrument recorded May 3, 1900 in Book 46 at Page 582 but the specific location is not described. (2709-334-00-074 – Book 1350 at Page 544, and Book 3095 at Page 106)

PARCEL B:

Township 11 South, Range 98 West 6th P. M.:

Section 3:

Lots 1, 2, 3, 4, 5, 6, 7, 12 and 13: EXCEPT a strip of land 100 feet wide or 50 feet wide on each side of the center line of the survey of the Rio Grande Junction Railway Company as same is now surveyed, staked and located through, over and across Lot 1 as conveyed in Deed recorded November 5, 1889 in Book 2 at Page 218.

(2937-032-00-001 – Book 1350 at Page 544, and Book 3095 at Page 117)

Section 4:

Lots 7 and 8

(2937-032-00-001 – Book 1350 at Page 544, and Book 3095 at Page 117)

The above-described property is further described by metes and bounds survey as that certain 793.8 acre parcel of land, more or less, provided by Survey of KS Professional Surveying, Inc., Kurt R. Shepherd, Colorado Professional Land Surveyor No. 28662, dated January 22, 2003, and being more particularly described as follows:

A parcel of land located in a portion of Section 33 and 34, Township 10 South, Range 98 West, and Section 3 and 4, Township 11 South, Range 98 West, 6th Principal Meridian, Mesa County Colorado, being more particularly described as follows:

Commencing at the Southeast corner of said Section 33, which is a U.S. G.L.O. brass cap, whence the Southwest corner of Section 33, which is a U.S. G.L.O. brass cap bears North 89º51’01” West with all bearings contained herein relative thereto; this being the POINT OF BEGINNING.

Thence North 89º59’34”East 353.72 feet along the Northerly line of said Section 3 to the Northeast corner of Section 3; Thence South 00º35’49”West 59.17 feet along the Easterly line of Section 3 to the Westerly R.O.W. line of the Union Pacific Railroad; Thence along said R.O.W. the following courses, 230.39 feet along the arc of a curve to the left having a radius of 3070.19 feet, a central angle of 04º17’58”, the chord of which bears South 20º36’51”West 230.33 feet; Thence South 18º27’52”West 639.12 feet; Thence South 89º56’22” West 52.74 feet; Thence 437.99 feet along the arc of a curve to the right having a radius of 1781.02 feet, a central angle of 14º05’25”, the chord of which bears South 25º38’35”West 436.89 feet; Thence South 32º41’18”West 560.16 feet; Thence 340.88 feet along the arc of a curve to the left having a radius of 2246.35 feet, a central angle of 08º41’40”, the chord of which bears South 28º13’23”West 340.55 feet; Thence South 23º52’33”West 162.88 feet to the Southerly line of Government Lot 8, Section 3; Thence departing from the Union Pacific Railroad R.O.W. South 89º54’41”West 1610.27 feet along the Southerly line of Government Lots 8 and 7, Section 3, to the common corner of Southwest corner Government Lot 7, Section 3, and the Northeast corner Government Lot 12, Section 3; Thence South 00º48’55”West 1314.49 feet along the Easterly line of Government Lot 12, Section 3, to the Southeast corner of Government Lot 12, Section 3; Thence South 89º52’59”West 2632.27 feet along the Southerly line of Government Lots 12 and 13, Section 3, to the Southwest corner of Government Lot 13, Section 3, and the Westerly line of Section 3; Thence North 00º41’45”East

1315.75 feet along the Westerly line of Government Lot 13, Section 3, and the Westerly line of Section 3, to the common corner of Northwest corner Government Lot 13, Section 3, and the Southeast corner Government Lot 8, Section 4, Thence North 89º46’06”West 2645.72 feet along the Southerly line of Government Lots 8 and 7, Section 4, to the Southwest corner of Government Lot 7, Section 4; Thence North 00º38’49”East 1311.45 feet along the Westerly line of Government Lot 7, Section 4, to the Northwest corner of Government Lot 7, Section 4; Thence South 89º51’40”East 2646.87 feet along the Northerly line of Government Lots 7 and 8, Section 4, to the common corner of Northeast corner Government Lot 8, Section 4, and the Southwest corner Government Lot 4, Section 3; Thence North 00º41’45”East 899.16 feet along the Westerly line of Government Lot 4, Section 3, and the Westerly line of Section 3 to the Northwest corner of Section 3, Township 11 South, Range 98 West, this point also being on the Southerly line of Section 33, Township 10 South, Range 98 West; Thence North 89º51’24”West 404.71 feet along said Southerly line of Section 33 to the Southwest corner of Section 33, Thence North 00º10’16”East 1320.41 feet along the Westerly line of the Southwest ¼ of the Southwest ¼ of Section 33 to the Northwest corner of the Southwest ¼ of the Southwest ¼ of Section 33; Thence South 89º50’42’East 1328.01 feet along the Northerly line of the Southwest ¼ of the Southwest ¼ of Section 33 to the Northwest corner of the Southeast ¼ of the Southwest ¼ of Section 33; Thence South 89º54’43”East 1330.59 feet along the Northerly line of the Southeast ¼ of the Southwest ¼ of Section 33 to the Northeast corner of the Southeast ¼ of the Southwest ¼ of Section 33; Thence North 00º01’01”West 1321.90 feet along the Westerly line of the Southeast ¼ of Section 33 to the Northwest corner of the Southeast ¼ of Section 33; Thence North 00º02’14”West 1985.41 feet along the Westerly line of the Northeast ¼ of Section 33; Thence North 89º55’50”East 2649.11 feet to the Easterly line of Section 33; Thence South 00º13’02’East 663.48 feet along the Easterly line of Section 33 to the Northwest corner of the South ½ of the Northwest ¼ of Section 34, Township 10 South, Range 98 West; Thence South 89º55’53”East 484.76 feet along the Northerly line of the South ½ of the Northwest ¼ of Section 34; Thence departing from said Northerly line of the South ½ of the Northwest ¼ of Section 34 South 43º09’20”West 101.06 feet; Thence South 46º50’40” East 150.00 feet; Thence North 43º09’20” East 225.00 feet; Thence North 46º50’40” West 17.50 feet to the Northerly line of the South ½ of the Northwest ¼ of Section 34; Thence South 89º55’53” East 336.66 feet along the Northerly line of the South ½ of the Northwest ¼ of Section 34; Thence departing from the Northerly line of the South ½ of the Northwest ¼ of Section 34 South 73º02’25”West 247.77 feet; Thence South 21º13’55”West 196.45 feet; Thence South 23º16’05”East 395.00 feet; Thence South 33º14’05”East 365.00 feet; Thence South 56º45’55” West 71.65 feet; Thence South 41º10’05”East 479.52 feet to the Southerly line of the South ½ of the Northwest ¼ of Section 34; Thence North 89º56’40”West 1301.50 along the Southerly line of the South ½ of the Northwest ¼ of Section 34 to the Northeast corner of the Southeast ¼ of Section 33; Thence South 00º09’26”East 2651.99 feet along the Easterly line of the Southeast ¼ of Section 33 to the POINT OF BEGINNING.

Containing approximately 793.8 acres.

Morgan County

Pawnee Power Plant – Additional Land - Kauk Tract

A parcel of land in the NE1/4 of Section 30, Township 4 North, Range 56 West of the 6th P.M., Morgan County, Colorado, said parcel being more particularly described as follows:  Commencing at the Southeast corner of said NE1/4 of Section 30; thence N1º21’25”E along the East line of said Section 30 a distance of 389.56 feet to the true point of beginning; thence S69º01’25”W a distance of 275.12 feet; thence S76º50’45”W a distance of 613.35 feet; thence N89º13’10”W a distance of 791.36 feet; thence N87º12’55”W a distance of 421.76 feet; thence N86º46’00”W a distance of 562.68 feet to a point on the west line of said NE1/4 of Section 30; thence N1º34’20”E along the West line of said NE1/4 of Section 30 a distance of 216.70 feet to a point on a parcel of land described in Book 787 at page 526 of the

Morgan County records; thence N48º30’00”E along the Southerly line of said parcel of land described in Book 787 at page 526 a distance of 655.00 feet; thence N78º30’00”E along the Southerly line of said parcel of land described in Book 787 at page 526 a distance of 980.00 feet; thence N63º35’20”E along the Southerly line of said parcel of land described in Book 787 at page 526 a distance of 1341.75 feet to a point on the east line of said Section 30; thence S1º21’25”W along the East line of said Section 30 a distance of 1268.14 feet to the point of beginning, according to survey by Leibert McAtte and Associates dated December 13, 2004.

Part Second – Substations

Adams County

1.             Chambers Substation Site

A parcel of land being a portion of Lot 2, Block 9; of Upland Park, recorded in the Adams County Clerk and Recorder’s Office in Plat Book 14 at Page 18, lying in Section 30, Township 3 South, Range 66 West of the 6th Principal Meridian, Adams County, Colorado, being more particularly described as follows:

Beginning at the Northwest Corner of Lot 1, Block 1, DHL Subdivision Filing No. 1, as recorded at Reception No. C0274678, Adams County Clerk and Recorder’s Office, whence the northeast corner of said Lot 2 bears South 88 Degrees, 53 Minutes 55 Seconds East and distance of 252.51 feet;

Thence South 01 Degrees 05 Minutes 25 Seconds West along the westerly line of said DHL Subdivision, Filing No. 1, a distance of 520.98 feet;

Thence North 70 Degrees 46 Minutes 16 Seconds West along the northerly line of the Union Pacific Railroad Main_Line Line Right Of Way as shown on said Upland Park Plat, a distance of 339.42 feet;

Thence North 01 Degrees 06 Minutes 08 Seconds East, non-tangent with the following described curve, a distance of 441.88 feet;

Thence the following two (2) courses along the Northerly Line of said Lot 2, being 30.00 feet southerly of and parallel with the centerline of East Moncrieff Place:

1)             Along the arc of a curve to the left, having a central angel of 18 Degrees 06 Minutes 45 Seconds, a radius of 535.05 feet, a chord bearing of South 79 Degrees 50 Minutes 32 Seconds East, a distance of 168.44 feet, and an arc distance of 169.14 feet;

2)             Thence South 88 Degrees 53 Minutes 55 Seconds East tangent with the last described curve, a distance of 156.13 feet to the point of beginning.

2.             Spruce Substation

Lots 3 and 4, Block 1, Blue Spruce Energy Center Subdivision Filing No. 1, City of Aurora, County of Adams, State of Colorado

Arapahoe County

Murphy Creek Substation

Lot 1, Block 1, Southlands Subdivision Filing No. 2, as shown on the plat thereof recorded November 29, 2004 at Reception No. B4205583

Garfield County

New Castle Substation

Parcel A:

A tract of land situated in the NW1/4SE1/4 Section 31, Township 5 South, Range 90 West of the Sixth Principal Meridian lying south of the South Line of the Colorado River and north of the North Right of Way Line of County Road No. 335, Town of New Castle, County of Garfield, State of Colorado, said tract of land being more particularly described as follows:

Beginning at the intersection of the North Right of Way of said County Road No. 335 and the West Line of said NW1/4SE1/4 from which the center of said Section 31 Bears N. 01 Degrees 33’ 18” W. a distance of 965.50 feet;

Then along said West Line N. 01 Degrees 33’ 18” W. a distance of 114.11 feet to the southerly line of the Colorado River;

Then departing said West Line and along said South Line the following two courses:

1)             N. 81 Degrees 40’ 00” E. a distance of 336.73 feet;

2)             N. 76 Degrees 53’ 00” E. a distance of 580.91 feet;

Then departing said southerly line S. 02 Degrees 24’ 56” E. a distance of 296.38 feet to the North Right of Way Line of said County Road;

Then along said North Right of Way the following three courses:

1)             S. 88 Degrees 30’ 42” W. a distance of 541.11 feet;

2)             N. 86 Degrees 43’ 18” W. a distance of 301.00 feet;

3)             S. 88 Degrees 30’ 42” W. a distance of 66.90 feet to the point of beginning.

Parcel B:

A tract of land in the NW1/4SE1/4 (Lot 5) Section 31, Township 5 S., Range 90 West of the Sixth Principal Meridian, lying southerly of the Colorado River and Northerly of the Right of Way as conveyed to the Department of Highways, State of Colorado by Document No. 245837:

Beginning at a point 326 feet more or less, westerly of the intersection of the northerly Right of Way Line of said Right of Way and the East Line of Lot 5; thence northerly to the southerly line of the Colorado River; thence westerly 100 feet, more or less along the southerly line of the Colorado River; thence southerly to the northerly line of said Right of Way; thence easterly along the northerly line of said Right of Way to the point of beginning.

Routt County

Foidel Creek Substation – Twenty Mile Coal Tract

Parcel A:

A parcel of land located in Section 21, Township 5 North, Range 86 West of the Sixth Principal Meridian, County of Routt, State of Colorado, more particularly described as follows:

Commencing at the south quarter corner of said Section 21 whence the southwest corner of said Section 21 bears North 88 Degrees 55 Minutes 33 Seconds West a distance of 2634.46 feet;

Thence North 24 Degrees 20 Minutes 44 Seconds West a distance of 407.41 feet to the point of beginning;

Thence North 46 Degrees 59 Minutes 09 Seconds West a distance of 539.86 feet;

Thence North 43 Degrees 01 Minutes 12 Seconds East a distance of 419.95 feet;

Thence South 47 Degrees 01 Minutes 22 Seconds East a distance of 517.84 feet;

Thence South 40 Degrees 30 Minutes 19 Seconds West a distance of 385.59 feet;

Thence South 34 Degrees 44 Minutes 31 Seconds West a distance of 35.43 feet to the point of beginning.

Note: Parcel A above, is now depicted as Parcel A, Foidel Creek Switching Substation Subdivision Exemption, according to the plat thereof filed July 28, 2004 at File No. 13388 and Reception No. 605443.

Parcel B:

A perpetual non-exclusive right-of-way and easement for the construction, maintenance and use of utility transmission and distribution lines and pedestrian and vehicular ingress and egress roadway purposes being a strip of land 25.00 feet wide, 12.50 feet on each side of the following described centerline, located in Sections 21 and 28, all in Township 5 North, Range 86 West of the Sixth Principal Meridian, County of Routt, State of Colorado, more particularly described as follows:

Commencing at the south quarter corner of said Section 21 whence the southwest corner of said Section 21 bears North 88 Degrees 55 Minutes 33 Seconds West a distance of 2634.46 feet;

Thence South 41 Degrees 12 Minutes 53 Seconds West a distance of 254.22 feet to the point of beginning;

Thence along the centerline of an existing dirt access road the following five (5) courses:

1)             Thence North 47 Degrees 39 Minutes 38 Seconds West tangent with the following described curve a distance of 104.52 feet;

2)             Thence northwesterly along the arc of a curve to the right having a central angle of 59 Degrees 51 Minutes 07 Seconds, a radius of 100.00 feet, a chord bearing North 17 Degrees 44 Minutes 04 Seconds West a distance of 99.78 feet, and an arc distance of 104.46 feet;

3)             Thence North 12 Degrees 11 Minutes 29 Seconds East tangent with the last and following described curves a distance of 229.48 feet;

4)             Thence northeasterly along the arc of a curve to the right having a central angle of 23 Degrees 47 Minutes 04 Seconds, a radius of 250.00 feet, a chord bearing of North 24 Degrees 05 Minutes 01 Seconds East a distance of 103.04 feet, and an arc distance of 103.78 feet;

5)             Thence North 35 Degrees 58 Minutes 33 Seconds East tangent with the last and following described curves a distance of 104.69 feet;

Thence northwesterly along the arc of a curve to the left having a central angle of 85 Degrees 28 Minutes 15 Seconds, a radius of 20.00 feet, a chord bearing North 06 Degrees 45 Minutes 34 Seconds West a distance of 27.14 feet, and an arc distance of 29.83 feet;

Thence North 49 Degrees 29 Minutes 41 Seconds West tangent with the last described curve a distance of 13.72 feet to the point of termination whence said south quarter corner of Section 21 bears South 18 Degrees 18 Minutes 59 Seconds East a distance of 435.21 feet.

Except any portion of the above description lying within Routt County Road 33.

Parcel C:

A permanent non-exclusive easement for the sole purpose of constructing, maintaining, using and removing an earthen slope upon the following described tract of land:  A parcel of land located in Section 21, Township 5 North, Range 86 West of the Sixth Principal Meridian, County of Routt, State of Colorado, more particularly described as follows:

Commencing at the south quarter corner of said Section 21 whence the southwest corner of said Section 21 bears North 88 Degrees 55 Minutes 33 Seconds West a distance of 2634.46 feet;

Thence North 24 Degrees 20 Minutes 44 Seconds West a distance of 407.41 feet to the point of beginning.

Thence North 34 Degrees 44 Minutes 31 Seconds East a distance of 35.43 feet;

Thence North 40 Degrees 30 Minutes 19 Seconds East a distance of 86.77 feet;

Thence South 10 Degrees 24 Minutes 31 Seconds East a distance of 27.74 feet;

Thence South 36 Degrees 01 Minutes 50 Seconds West a distance of 112.09 feet;

Thence North 58 Degrees 09 Minutes 06 Seconds West a distance of 201.87 feet;

Thence North 43 Degrees 09 Minutes 31 Seconds West a distance of 316.24 feet;

Thence North 03 Degrees 12 Minutes 11 Seconds West a distance of 34.72 feet;

Thence South 46 Degrees 59 Minutes 09 Seconds East a distance of 511.64 feet to the point of beginning.

Parcel D:

A permanent non-exclusive easement for the sole purpose of constructing, maintaining, using and removing an earthen slope upon the following described tract of land:  A parcel of land located in Section 21, Township 5 North, Range 86 West of the Sixth Principal Meridian, County of Routt, State of Colorado, more particularly described as follows:

Commencing at the south quarter corner of said Section 21 whence the southwest corner of said Section 21 bears North 88 Degrees 55 Minutes 33 Seconds West a distance of 2634.46 feet;

Thence North 27 Degrees 09 Minutes 49 Seconds West a distance of 973.53 feet to the point of beginning;

Thence North 34 Degrees 30 Minutes 17 Seconds East a distance of 172.47 feet;

Thence North 88 Degrees 25 Minutes 08 Seconds East a distance of 35.87 feet;

Thence South 43 Degrees 01 Minutes 12 Seconds West a distance of 195.75 feet to the point of beginning.

Parcel E: (TWENTYMILE 1)

A non-exclusive perpetual easement for the transmission, distribution of or both, of electricity and for the transmission of communication signals directly associated with such electricity transmission and/or distribution or with Grantee’s internal operations on, over, under and across a parcel of land being 75.00 feet in width, being 25.00 feet northeasterly and 50.00 feet southwesterly of the following described centerline located in the southeast one-quarter of the southwest one-quarter and the southwest one-quarter of the southeast one-quarter of Section 17, Township 5 North, Range 86  West of the 6th Principal Meridian, County of Routt, State of Colorado and more particularly described as follows:

Commencing at the northwest corner of Section 18, Township 5 North, Range 86 West of the 6th Principal Meridian, whence the southeast corner of Section 13, Township 5 North, Range 87 West of the 6th Principal Meridian bears South 00 Degrees 00 Minutes 57 Seconds West 4935.76 feet, thence South 57 Degrees 46 Minutes 40 Seconds East, a distance of 7,787.70 feet to the true point of beginning;

Thence South 47 degrees 01 Minutes 22 Seconds East along said centerline 25.00 feet southwesterly of and parallel with the southwesterly side of an easement described in Book 376 at Page 550 of the Routt County Clerk and Recorder’s Office a distance of 1955.11 feet to the point of termination, whence the said southeast corner of Section 13 bears North 86 Degrees 04 Minutes 50 Seconds West 8,038.84 feet.

Sidelines are shortened or lengthened to terminate at the north line of the said southeast one-quarter of the southwest one-quarter of Section 17 and the south line of the said southwest one-quarter of the southeast one-quarter of Section 17.

Parcel F: (TWENTYMILE 2A)

A non-exclusive perpetual easement for the transmission, distribution, or both, of electricity and for the transmission of communication signals directly associated with such electricity transmission and/or distribution or with Grantee’s internal operations on, over, under and across a parcel of land being the following widths on each side of the following described centerline located in the southwest one-quarter of the northwest one-quarter and the southwest one-quarter of Section 21, Township 5 North, Range 86 West of the 6th Principal Meridian, County of Routt, State of Colorado, and more particularly described as follows:

Commencing at the northwest corner of Section 18, Township 5 North, Range 86 West of the 6th Principal Meridian, whence the southeast corner of Section 13, Township 5 North, Range 87 West of the 6th Principal Meridian bears South 00 Degrees 00 Minutes 57 Seconds West 4,939.76 feet, thence South 53 Degrees 30 Minutes 32 Seconds East a distance of 12,864.88 feet to the true point of beginning;

Thence being 75.00 feet in width, 25.00 feet on the northeasterly side and 50.00 feet on the southwesterly side of the following described centerline:

South 47 Degrees 01 Minutes 22 Seconds East along said centerline 25.00 feet southwesterly of and parallel with the southwesterly side of an easement described in Book 373 at Page 554 of the Routt County Clerk and Recorder’s Office a distance of 2,721.52 feet;

Thence being variable width, 25.00 feet on the northeasterly side and 50.00 feet to 252.32 feet on the southwesterly side of the following described centerline:

South 47 Degrees 01 Minutes 22 Seconds East along said centerline 25.00 feet southwesterly of and parallel with the southwesterly side of the easements described in Book 373 at Page 554 and in Book 373 at Page 558 of the Routt County Clerk and Recorder’s Office a distance of 390.48 feet to the point of termination, whence the said southeast corner of Section 13 bears North 69 Degrees 01 Minutes 58 Seconds West, 13,515.83 feet.

Sidelines are shortened or lengthened to terminate at the West Line of said southwest one-quarter of the northwest one-quarter of Section 21 and at the northwesterly line of Parcel A, Foidel Creek Switching Station Minor Subdivision Exemption Plat recorded at Reception No. 605443, the Routt County Clerk and Recorder’s Office.

Parcel G: (TWENTYMILE 2B)

A non-exclusive perpetual easement for the transmission, distribution or both of electricity and for the transmission of communication signals directly associated with such electricity transmission and/or distribution or with Grantee’s internal operations on, over, under and across a parcel of land being the following widths on each side of the following described centerline located in the south one-half and the northeast one-quarter of Section 21, and in the west one-half of the west one-half and the west one-half of the east one-half of the west one-half of Section 22, all in Township 5 North, Range 86 West of the 6th Principal Meridian, County of Routt, State of Colorado, and more particularly described as follows:

Commencing at the southeast corner of Section 12, Township 5 North, Range 86 West of the 6th Principal Meridian, whence the northeast corner of said Section 12 bears North 00 Degrees 27 Minutes 10 Seconds East 5,290.40 feet, thence South 64 Degrees 04 Minutes 54 Seconds West a distance of 20,965.20 feet to the true point of beginning;

Thence being 100.00 feet in width, 50.00 feet on the northwesterly side and 50.00 feet on the southeasterly side of the following described centerline:

1)             North 32 Degrees 27 Minutes 46 Seconds East along said centerline a distance of 159.65 feet;

2)             North 53 Degrees 04 Minutes 53 Seconds East along said centerline a distance of 6,118.26 feet to the point of termination, whence the said southeast corner of said Section 12 bears North 68 Degrees 54 Minutes 22 Seconds East 14,876.10 feet.

Sidelines are shortened or lengthened to terminate at the East Line of the said west one-half of the east one-half of the west one-half of Section 22 and at the northeasterly line of the easement which is recorded in Book 373 at Page 558 of the Routt County Clerk and Recorder’s Office.

PARCEL H: (TWENTYMILE 2C)

A non-exclusive perpetual easement for the transmission, distribution, or both, of electricity and for the transmission of communication signals directly associated with such electricity transmission and/or distribution or with Grantee’s internal operations on, over, under and across a parcel of land located in the southeast one-quarter of the southwest one-quarter of Section 21, Township 5 North, Range 86 West of the 6th Principal Meridian, County of Routt, State of Colorado, and more particularly described as follows:

Commencing at a point on the southeasterly line of Parcel A, Foidel Creek Switching Station Minor Subdivision Exemption Plat recorded at Reception No. 605443 of the Routt County Clerk and Recorder’s office from which the point of termination of the easement described in said TWENTYMILE 2A bears North 44 Degrees 24 Minutes 10 Seconds West 520.51 feet, and from which the point of beginning of the easement described in said TWENTYMILE 2B bears North 09 Degrees 45 Minutes 38 Seconds West 746.97 feet;

Thence North 40 Degrees 30 Minutes 19 Seconds East a distance of 48.67 feet to the southwesterly line of the easement which is recorded in Book 373 at Page 558 of the Routt County Clerk and Recorder’s records;

Thence along the said southwesterly line of Book 373 at Page 558 South 47 Degrees 00 Minutes 25 Seconds East a distance of 224.76 feet;

Thence North 72 Degrees 00 Minutes 02 Seconds West a distance of 243.06 feet to the southeasterly line of Parcel A, Foidel Creek Switching Station Minor Subdivision Exemption Plat recorded at Reception No. 605443 of the Routt County Clerk and Recorder’s office;

Thence along the said southeasterly line of Lot 1, North 40 Degrees 30 Minutes 19 Seconds East a distance of 54.12 feet to the point of beginning.

PARCEL I: (TWENTYMILE 3)

A non-exclusive perpetual easement for the transmission, distribution or both, of electricity and for the transmission of communication signals directly associated with such electricity transmission and/or distribution or with Grantee’s internal operations, on, over, under and across a parcel of land being 100.00 feet in width, 50.00 feet on the northwesterly side and 50.00 feet on the southeasterly side of the following described centerline in the southeast one-quarter of the southwest one-quarter of Section 15, Township 5 North, Range 86 West of the 6th Principal Meridian, County of Routt, State of Colorado, and more particularly described as follows:

Commencing at the southeast corner of Section 12, Township 5 North, Range 86 West of the 6th Principal Meridian, whence the northeast corner of said Section 12 bears North 00 Degrees 27 Minutes 10 Seconds East 5,290.40 feet; Thence South 69 Degrees 12 Minutes 54 Seconds West a distance of 14,598.54 feet to the true point of beginning, thence;

1)             North 53 Degrees 04 Minutes 53 Seconds East along said centerline a distance of 463.87 feet; thence

2)             North 50 Degrees 03 Minutes 30 Seconds East along said centerline a distance of 83.60 feet to the point of termination, whence the said southeast corner of said Section 12 bears North 69 Degrees 51 Minutes 07 Seconds East 14,074.55 feet.

Sidelines are shortened or lengthened to terminate at the East and South Lines of the said southeast one-quarter of the southwest one-quarter of Section15.

PARCEL J: (TWENTYMILE 4)

A non-exclusive perpetual easement for the transmission, distribution or both, of electricity and for the transmission of communication signals directly associated with such electricity transmission and/or distribution or with Grantee’s internal operations, on, over, under and across a parcel of land being the following widths on each side of the following described centerline located in the northwest one-quarter of the southwest one-quarter of Section 14, Township 5 North, Range 86 West of the 6th Principal Meridian, County of Routt, State of Colorado, and more particularly described as follows:

Commencing at the southeast corner of Section 12, Township 5 North, Range 86 West of the 6th Principal Meridian, whence the northeast corner of said Section 12 bears North 00 Degrees 27 Minutes 10 Seconds East 5,290.40 feet;

Thence South 76 Degrees 04 Minutes 57 Seconds West, a distance of 10,862.88 feet to the true point of beginning;

Thence being 100.00 feet in width, 50.00 feet on the northwesterly side and 50.00 feet on the southeasterly side of the following described centerline:

1)             North 50 Degrees 03 Minutes 30 Seconds East along said centerline a distance of 50.05 feet to the point of termination, whence the said southeast corner of said Section 12 Bears North 76 Degrees 04 Minutes 57 Seconds East 10,817.92 feet.

Sidelines are shortened or lengthened to terminate at the North and West Lines of the said northwest one-quarter of the southwest one-quarter of Section 14.

PARCEL K: (TWENTYMILE 5)

A non-exclusive perpetual easement for the transmission, distribution or both, of electricity and for the transmission of communication signals directly associated with such electricity transmission and/or distribution or with Grantee’s internal operations, on, over, under and across a parcel of land being the following widths on each side of the following described centerline located in the south one-half and the south one-half of the northeast one-quarter of Section 1, in the southeast one-quarter of Section 11, in the west one-half of Section 12, in the northwest one-quarter of the northeast one-quarter of Section 14, all in Township 5 North, Range 86 West of the 6th Principal Meridian, Tract 47, Tract 50, Tract 51, Lot 10 and Lot 11, Section 6, Township 5 North, Range 85 West of the 6th Principal Meridian, County of Routt, State of Colorado, and more particularly described as follows:

Commencing at the southeast corner of Section 12, Township 5 North, Range 86 West of the 6th Principal Meridian, whence the northeast corner of said Section 12 bears North 00 Degrees 27 Minutes 10 Seconds East, 5,290.40 feet; thence South 87 Degrees 11 Minutes 50 Seconds West, a distance of 7,894.16 feet to the true point of beginning;

Thence being 100.00 feet in width, 50.00 feet on the northwesterly side and 50.00 feet on the southeasterly side of the following described centerline:

1)             North 50 Degrees 03 Minutes 30 Seconds East along said centerline a distance of 3,487.16 feet;

Thence being 125.00 feet in width, 50.00 feet on the northwesterly side and 75.00 feet on the southeasterly side of the following described centerline:

1)             North 50 Degrees 03 Minutes 30 Seconds East along said centerline a distance of 25.00 feet;

2)             North 03 Degrees 31 Minutes 03 Seconds East along said centerline a distance of 25.00 feet;

Thence being 100.00 feet in width, 50.00 feet on the northwesterly side and 50.00 feet on the southeasterly side of the following described centerline:

1)             North 03 Degrees 31 Minutes 03 Seconds East along said centerline a distance of 4,321.20 feet;

Thence being 85.00 feet in width, 25.00 feet on the northwesterly side and 60.00 feet on the southeasterly side of the following described centerline:

1)             North 71 Degrees 45 Minutes 16 Seconds East along a line parallel with and 25.00 feet southeasterly of the southeasterly line of the easement described in Deed recorded in Book 425 at Page 25 and in Book 425 at Page 20 of the Routt County Clerk and Recorder’s office, a distance of 5,705.00 feet;

Thence being 25.00 feet in width, 25.00 feet on the northwesterly side and100.00 feet on the southeasterly side of the following described centerline:

1)             North 71 Degrees 45 Minutes 16 Seconds East along a line parallel with and 25.00 feet southeasterly of the southeasterly line of the easement described in Deed recorded in Book 425 at Page 20 and in Book 399 at Page 332 of the Routt County Clerk and Recorder’s Office, a distance of 2,145.00 feet;

Thence being 85.00 feet in width, 25.00 feet on the northwesterly side and 60.00 feet on the southeasterly side of the following described centerline:

1)             North 71 Degrees 45 Minutes 16 Seconds East along a line parallel with and 25.00 feet southeasterly of the southeasterly line of the easement described in Deed recorded in Book 399 at Page 332 of the Routt County Clerk and Recorder’s office, a distance of 1,599.80 feet to the point of termination, whence the said southeast corner of said Section 12 bears South 23 Degrees 50 Minutes 11 Seconds West 10,020.18 feet.

Sidelines are shortened or lengthened to terminate at angle points and at the West Line of said northwest one-quarter of the northeast one-quarter of said Section 14, Township 5 North, Range 86 West of the 6th Principal Meridian and the East Line of Original Government Lot 2 per U.S. Original General Land Office Plat signed February 24,1882.

PARCEL L: (TWENTYMILE S14A)

A 20 foot wide access easement (10 feet on each side of the following described centerline) located in the southwest one-quarter of the northeast one-quarter of Section 14, Township 5 North, Range 86 West of the 6th Principal Meridian, County of Routt, State of Colorado, and more particularly described as follows:

Commencing at the southeast corner of Section 12, Township 5 North, Range 86 West of the 6th Principal Meridian, whence the northeast corner of Section 12, Township 5 North, Range 86 West of the 6th Principal Meridian bears North 00 Degrees 27 Minutes 10 Seconds East 5,290.40 feet, thence South 69 Degrees 58 Minutes 55 Seconds West, a distance of 7,032.27 feet to the true point of beginning;

Thence along the said centerline South 73 Degrees 18 Minutes 39 Seconds West, 68.29 feet;

Thence continuing along the said centerline South 62 Degrees 05 Minutes 24 Seconds West, 51.61 feet;

Thence continuing along the said centerline South 57 Degrees 06 Minutes 33 Seconds West, 50.79 feet;

Thence continuing along the said centerline South 52 Degrees 25 Minutes 26 Seconds West, 45.79 feet;

Thence continuing along the said centerline South 51 Degrees 00 Minutes 51 Seconds West 64.61 feet; from which the northeast corner of said Section 12, Township 5 North, Range 86 West of the 6th Principal Meridian, bears North 41 Degrees 19 Minutes 01 Seconds East 10,434.99 feet.

PARCEL M: (TWENTYMILE S14B)

A 20 foot wide access easement (10 feet on each side of the following described centerline) located in the southwest one-quarter of Section 14, Township 5 North, Range 86 West of the 6th Principal Meridian, County of Routt, State of Colorado, and more particularly described as follows:

Commencing at the southeast corner of Section 12, Township 5 North, Range 86 West of the 6th Principal Meridian, whence the northeast corner of Section 12, Township 5 North, Range 86 West of the 6th Principal Meridian bears North 00 Degrees 27 Minutes 10 Seconds East 5,290.40 feet, thence South 71 Degrees 58 Minutes 46 Seconds West a distance of 8,330.88 feet to the true point of beginning;

Thence along the said centerline North 74 Degrees 55 Minutes 31 Seconds West, 75.15 feet; from which the northeast corner of Section 12, Township 5 North, Range 86 West of the 6th Principal Meridian, bears North 45 Degrees 40 Minutes 50 Seconds East 11,232.83 feet.

PARCEL N: (TWENTYMILE S6)

A 20 foot wide access easement (10 feet on each side of the following described centerline) located in Tract 47, Lot 11, of Section 6, Township 5 North, Range 85 West of the 6th Principal Meridian, County of Routt, State of Colorado, and more particularly described as follows:

Beginning at a point on the West Line of Government Lot 1 (AKA West Line of the northeast one-quarter of the northeast one-quarter of said Section 6), from which a G.L.O. brass cap angle point number 5 of said Tract 47 bears South 01 Degrees 37 Minutes 25 Seconds East 11.32 feet, thence along the said centerline South 86 Degrees 12 Minutes 18 Seconds West, 19.27 feet to Point C;

Thence continuing along the said centerline South 76 Degrees 42 Minutes 48 Seconds West, 57.93 feet;

Thence continuing along the said centerline North 80 Degrees 54 Minutes 53 Seconds West, 99.11 feet;

Thence continuing along the said centerline North 73 Degrees 40 Minutes 47 Seconds West, 87.56 feet;

Thence continuing along the said centerline North 58 Degrees 10 Minutes 12 Seconds West, 82.12 feet;

Thence continuing along the said centerline North 27 Degrees 48 Minutes 31 Seconds West, 43.40 feet to the termination of this part of the access road from which the said angle point number 5 of Tract 47 bears South 71 Degrees 07 Minutes 44 Seconds East 366.93 feet

Together with:

Beginning at said Point C, thence continuing along the said centerline North 03 Degrees 57 Minutes 55 Seconds East, 35.55 feet;

Thence continuing along the said centerline North 03 Degrees 03 Minutes 27 Seconds East, 76.62 feet;

Thence continuing along the said centerline North 01 Degrees 10 Minutes 41 Seconds East, 97.83 feet;

Thence continuing along the said centerline North 01 Degrees 44 Minutes 08 Seconds East, 96.08 feet;

Thence continuing along the said centerline North 43 Degrees 40 Minutes 09 Seconds West, 113.37 feet;

Thence continuing along the said centerline North 35 Degrees 55 Minutes 16 Seconds West, 106.91 feet;

Thence continuing along the said centerline North 49 Degrees 11 Minutes 49 Seconds West, 47.49 feet;

Thence continuing along the said centerline South 78 Degrees 45 Minutes 25 Seconds West, 123.78 feet;

Thence continuing along the said centerline South 89 Degrees 38 Minutes 41 Seconds West, 122.93 feet;

Thence continuing along the said centerline South 66 Degrees 24 Minutes 56 Seconds West, 79.48 feet;

Thence continuing along the said centerline South 45 Degrees 15 Minutes 10 Seconds West, 98.34 feet;

Thence continuing along the said centerline South 66 Degrees 08 Minutes 03 Seconds West, 106.37 feet;

Thence continuing along the said centerline South 74 Degrees 38 Minutes 33 Seconds West, 117.06 feet;

Thence continuing along the said centerline South 67 Degrees 37 Minutes 34 Seconds West, 114.49 feet;

Thence continuing along the said centerline South 36 Degrees 43 Minutes 37 Seconds West, 65.45 feet;

Thence continuing along the said centerline South 27 Degrees 13 Minutes 23 Seconds West, 87.85 feet;

Thence continuing along the said centerline South 69 Degrees 13 Minutes 33 Seconds West, 130.69 feet;

Thence continuing along the said centerline South 67 Degrees 19 Minutes 23 Seconds West, 106.30 feet;

Thence continuing along the said centerline South 77 Degrees 11 Minutes 14 Seconds West, 94.62 feet;

Thence continuing along the said centerline South 72 Degrees 10 Minutes 16 Seconds West, 87.98 feet;

Thence continuing along the said centerline South 35 Degrees 05 Minutes 43 Seconds West, 105.21 feet;

Thence continuing along the said centerline South 54 Degrees 16 Minutes 00 Seconds West, 101.03 feet;

Thence continuing along the said centerline South 44 Degrees 49 Minutes 53 Seconds West, 88.76 feet to the termination of this part of the access road from which the said angle point number 5 of Tract 47 bears North 82 Degrees 39 Minutes 44 Seconds East, 1,581.08 feet

PARCEL O: (TWENTYMILE PORTAL)

A 20 foot wide access easement (10 feet on each side of the following described centerline) located in Section 21 and in the northwest one-quarter of Section 28, all of Township 5 North, Range 86 West of the 6th Principal Meridian, County of Routt, State of Colorado, and more particularly described as follows:

Commencing at the northwest corner of Section 18, Township 5 North, Range 86 West of the 6th Principal Meridian, whence the southeast corner of Section 13, Township 5 North, Range 87 West of the 6th Principal Meridian bears South 00 Degrees 00 Minutes 57 Seconds West 4,935.76 feet, thence South 49 Degrees 11 Minutes 23 Seconds East a distance of 16,826.32 feet to the true point of beginning;

Thence along the said centerline North 43 Degrees 19 Minutes 22 Seconds West, 103.67 feet;

Thence continuing along the said centerline North 37 Degrees 33 Minutes 27 Seconds West, 34.02 feet;

Thence continuing along the said centerline North 06 Degrees 38 Minutes 27 Seconds West, 70.98 feet;

Thence continuing along the said centerline North 11 Degrees 13 Minutes 38 Seconds East, 183.89 feet;

Thence continuing along the said centerline North 15 Degrees 18 Minutes 35 Seconds East, 70.87 feet;

Thence continuing along the said centerline North 28 Degrees 18 Minutes 38 Seconds East, 82.79 feet;

Thence continuing along the said centerline North 36 Degrees 36 Minutes 34 Seconds East, 256.74 feet;

Thence continuing along the said centerline North 40 Degrees 19 Minutes 07 Seconds East, 184.38 feet;

Thence continuing along the said centerline North 42 Degrees 35 Minutes 46 Seconds East, 716.87 feet;

Thence continuing along the said centerline North 40 Degrees 52 Minutes 42 Seconds East, 129.67 feet;

Thence continuing along the said centerline North 30 Degrees 21 Minutes 41 Seconds East, 119.20 feet;

Thence continuing along the said centerline North 00 Degrees 33 Minutes 39 Seconds East, 81.20 feet;

Thence continuing along the said centerline North 32 Degrees 02 Minutes 15 Seconds West, 90.59 feet;

Thence continuing along the said centerline North 50 Degrees 06 Minutes 31 Seconds West, 129.78 feet;

Thence continuing along the said centerline North 44 Degrees 36 Minutes 14 Seconds West, 94.54 feet;

Thence continuing along the said centerline North 20 Degrees 38 Minutes 57 Seconds West, 116.35 feet;

Thence continuing along the said centerline North 08 Degrees 07 Minutes 19 Seconds West, 286.25 feet;

Thence continuing along the said centerline North 00 Degrees 29 Minutes 16 Seconds West, 88.95 feet;

Thence continuing along the said centerline North 38 Degrees 11 Minutes 58 Seconds East, 74.35 feet;

Thence continuing along the said centerline North 65 Degrees 38 Minutes 00 Seconds East, 215.11 feet;

Thence continuing along the said centerline North 66 Degrees 28 Minutes 28 Seconds East, 97.47 feet;

thence continuing along the said centerline North 52 Degrees 11 Minutes 57 Seconds East, 113.48 feet;

Thence continuing along the said centerline North 21 Degrees 07 Minutes 41 Seconds East, 116.83 feet;

Thence continuing along the said centerline North 09 Degrees 29 Minutes 56 Seconds West, 116.64 feet;

Thence continuing along the said centerline North 26 Degrees 07 Minutes 25 Seconds West, 68.77 feet;

Thence continuing along the said centerline North 48 Degrees 21 Minutes 24 Seconds West, 65.53 feet;

Thence continuing along the said centerline North 52 Degrees 16 Minutes 38 Seconds West, 115.26 feet;

Thence continuing along the said centerline North 47 Degrees 02 Minutes 15 Seconds West, 208.28 feet;

Thence continuing along the said centerline North 41 Degrees 41 Minutes 50 Seconds West, 100.94 feet;

Thence continuing along the said centerline North 34 Degrees 35 Minutes 19 Seconds West, 81.52 feet;

Thence continuing along the said centerline North 24 Degrees 43 Minutes 53 Seconds West, 53.80 feet;

Thence continuing along the said centerline North 00 Degrees 51 Minutes 39 Seconds West, 53.54 feet;

Thence continuing along the said centerline North 24 Degrees 59 Minutes 52 Seconds East, 47.55 feet;

Thence continuing along the said centerline North 35 Degrees 42 Minutes 32 Seconds East, 101.98 feet;

Thence continuing along the said centerline North 10 Degrees 58 Minutes 40 Seconds East, 79.66 feet;

Thence continuing along the said centerline North 41 Degrees 23 Minutes 11 Seconds West, 58.12 feet;

Thence continuing along the said centerline North 66 Degrees 08 Minutes 29 Seconds West, 119.28 feet;

Thence continuing along the said centerline North 64 Degrees 41 Minutes 10 Seconds West, 67.37 feet;

Thence continuing along the said centerline North 55 Degrees 32 Minutes 00 Seconds West, 89.62 feet;

Thence continuing along the said centerline North 58 Degrees 34 Minutes 20 Seconds West, 83.43 feet;

Thence continuing along the said centerline North 76 Degrees 55 Minutes 21 Seconds West, 94.35 feet;

Thence continuing along the said centerline North 89 Degrees 59 Minutes 29 Seconds West, 113.09 feet;

Thence continuing along the said centerline South 77 Degrees 19 Minutes 04 Seconds West, 107.77 feet;

Thence continuing along the said centerline South 72 Degrees 04 Minutes 15 Seconds West, 205.85 feet;

Thence continuing along the said centerline South 68 Degrees 29 Minutes 28 Seconds West, 207.27 feet;

Thence continuing along the said centerline South 61 Degrees 47 Minutes 09 Seconds West, 156.18 feet;

Thence continuing along the said centerline South 56 Degrees 32 Minutes 32 Seconds West, 184.18 feet;

Thence continuing along the said centerline South 54 Degrees 51 Minutes 04 Seconds West, 177.53 feet;

Thence continuing along the said centerline South 66 Degrees 09 Minutes 51 Seconds West, 26.10 feet;

Thence continuing along the said centerline North 82 Degrees 28 Minutes 14 Seconds West, 52.82 feet;

Thence continuing along the said centerline North 66 Degrees 42 Minutes 45 Seconds West, 183.63 feet;

Thence continuing along the said centerline North 67 Degrees 22 Minutes 54 Seconds West, 213.12 feet;

Thence continuing along the said centerline North 64 Degrees 47 Minutes 27 Seconds West, 90.05 feet;

Thence continuing along the said centerline North 47 Degrees 36 Minutes 41 Seconds West, 71.42 feet;

Thence continuing along the said centerline North 08 Degrees 26 Minutes 15 Seconds West, 94.84 feet;

Thence continuing along the said centerline North 28 Degrees 13 Minutes 04 Seconds East, 128.81 feet;

Thence continuing along the said centerline North 15 Degrees 44 Minutes 19 Seconds East, 69.22 feet;

Thence continuing along the said centerline North 32 Degrees 42 Minutes 05 Seconds West, 62.32 feet;

Thence continuing along the said centerline North 61 Degrees 35 Minutes 44 Seconds West, 210.32 feet;

Thence continuing along the said centerline North 62 Degrees 59 Minutes 24 Seconds West, 217.27 feet;

Thence continuing along the said centerline North 63 Degrees 38 Minutes 21 Seconds West, 62.28 feet;

Thence continuing along the said centerline North 58 Degrees 32 Minutes 26 Seconds West, 97.17 feet;

Thence continuing along the said centerline North 45 Degrees 13 Minutes 34 Seconds West, 90.95 feet;

Thence continuing along the said centerline North 38 Degrees 44 Minutes 13 Seconds West, 238.73 feet;

Thence continuing along the said centerline North 36 Degrees 54 Minutes 44 Seconds West, 201.79 feet;

Thence continuing along the said centerline North 33 Degrees 47 Minutes 01 Seconds West, 143.00 feet;

Thence continuing along the said centerline North 20 Degrees 24 Minutes 41 Seconds West, 136.44 feet;

Thence continuing along the said centerline North 03 Degrees 47 Minutes 45 Seconds West, 89.72 feet;

Thence continuing along the said centerline North 01 Degrees 30 Minutes 02 Seconds East, 126.05 feet;

Thence continuing along the said centerline North 88 Degrees 23 Minutes 10 Seconds West, 27.55 feet, from which the southeast corner of Section 13, Township 5 North, Range 87 West of the 6th Principal Meridian bears North 84 Degrees 48 Minutes 02 Seconds West 10,417.49 feet.

PARCEL P: (TWENTYMILE NORTH PORTAL)

A 20 foot wide access easement (10 feet on each side of the following described centerline) located in the northwest one-quarter of the northwest one-quarter of Section 21, the southwest one-quarter of the southwest one-quarter of Section 16, and the south one-half of the southeast one-quarter and the southeast one-quarter of the southwest one-quarter of Section 17, all in Township 5 North, Range 86 West of the 6th Principal Meridian, County of Routt, State of Colorado, and more particularly described as follows:

Commencing at the northwest corner of Section 18, Township 5 North, Range 86 West of the 6th Principal Meridian, whence the southeast corner of Section 13, Township 5 North, Range 87 West of the 6th Principal Meridian bears South 00 Degrees 00 Minutes 57 Seconds West 4,935.76 feet, thence South 60 Degrees 30 Minutes 58 Seconds East a distance of 11,948.15 feet to the true point of beginning;

Thence along the said centerline North 01 Degrees 30 Minutes 02 Seconds East, 122.14 feet;

Thence continuing along the said centerline North 01 Degrees 31 Minutes 39 Seconds East, 197.47 feet;

Thence continuing along the said centerline North 01 Degrees 47 Minutes 45 Seconds East, 166.05 feet;

Thence continuing along the said centerline North 02 Degrees 07 Minutes 48 Seconds West, 156.45 feet;

Thence continuing along the said centerline North 12 Degrees 35 Minutes 32 Seconds West, 99.80 feet;

Thence continuing along the said centerline North 22 Degrees 29 Minutes 51 Seconds West, 152.87 feet;

Thence continuing along the said centerline North 30 Degrees 25 Minutes 00 Seconds West, 121.08 feet;

Thence continuing along the said centerline North 44 Degrees 23 Minutes 44 Seconds West 156.62 feet;

Thence continuing along the said centerline North 55 Degrees 09 Minutes 18 Seconds West, 138.61 feet;

Thence continuing along the said centerline North 70 Degrees 16 Minutes 29 Seconds West, 77.96 feet;

Thence continuing along the said centerline North 80 Degrees 06 Minute 01 Seconds West, 131.43 feet;

Thence continuing along the said centerline North 79 Degrees 24 Minutes 51 Seconds West, 358.26 feet;

Thence continuing along the said centerline North 81 Degrees 05 Minutes 11 Seconds West, 184.65 feet;

Thence continuing along the said centerline South 63 Degrees 53 Minutes 45 Seconds West, 22.83 feet;

Thence continuing along the said centerline South 59 Degrees 46 Minutes 30 Seconds West, 96.95 feet;

Thence continuing along the said centerline South 46 Degrees 16 Minutes 59 Seconds West, 126.33 feet;

Thence continuing along the said centerline South 50 Degrees 14 Minutes 50 Seconds West, 33.33 feet;

Thence continuing along the said centerline North 59 Degrees 08 Minute 19 Seconds West, 31.60 feet;

Thence continuing along the said centerline North 29 Degrees 07 Minutes 26 Seconds West, 126.76 feet

Thence continuing along the said centerline North 30 Degrees 20 Minutes 00 Seconds West, 117.53 feet;

Thence continuing along the said centerline North 29 Degrees 21 Minutes 32 Seconds West, 198.57 feet;

Thence continuing along the said centerline North 30 Degrees 05 Minutes 49 Seconds West, 124.26 feet;

Thence continuing along the said centerline North 38 Degrees 44 Minute 09 Seconds West, 23.38 feet;

Thence continuing along the said centerline North 54 Degrees 59 Minutes 48 Seconds West, 24.21 feet;

Thence continuing along the said centerline North 88 Degrees 04 Minutes 08 Seconds West, 164.71 feet;

Thence continuing along the said centerline South 89 Degrees 47 Minutes 11 Seconds West, 155.85 feet;

Thence continuing along the said centerline South 89 Degrees 29 Minutes 28 Seconds West, 285.54 feet;

Thence continuing along the said centerline South 89 Degrees 36 Minutes 01 Seconds West, 228.57 feet;

Thence continuing along the said centerline South 89 Degrees 46 Minutes 37 Seconds West, 241.88 feet;

Thence continuing along the said centerline North 89 Degrees 58 Minutes 33 Seconds West, 154.45 feet;

Thence continuing along the said centerline South 89 Degrees 24 Minutes 14 Seconds West, 138.11 feet;

Thence continuing along the said centerline South 89 Degrees 22 Minutes 03 Seconds West, 97.29 feet;

Thence continuing along the said centerline South 83 Degrees 06 Minutes 07 Seconds West, 50.83 feet;

Thence continuing along the said centerline South 66 Degrees 40 Minutes 42 Seconds West, 73.32 feet;

Thence continuing along the said centerline South 63 Degrees 06 Minutes 59 Seconds West, 98.66 feet;

Thence continuing along the said centerline South 42 Degrees 59 Minutes 35 Seconds West, 115.78 feet to the northeasterly line of an easement which is recorded in Book 373 at Page 550 of the Routt County Clerk and Recorder’s office, from which the southeast corner of Section 13, Township 5 North, Range 87 West of the 6th Principal Meridian bears South 85 Degrees 15 Minutes 01 Seconds West 7,017.25 feet.

Basis of bearings for Parcels E through P – Bearings are grid bearings, Colorado Coordinate System, NAD 83(1992), North Zone and are based upon the direction from NGS stainless steel rod “JONES” located at the Bob Adams Field Airport to USC&GS bench mark “F-28” located approximately 0.75 miles west of Milner as being South 74 Degrees 52 Minutes 45 Seconds West, said legal descriptions being prepared by James B. Ackerman, R.L.S. 16394.

Part Seventh – Electric Transmission and Distribution Lines

Arapahoe County

Daniels Park – Ft. Lupton Line /The Southlands Tract

A parcel of land in the Southeast one-quarter of Section 19, Township 5 South, Range 65 West of the Sixth Principal Meridian, City of Aurora, County of Arapahoe, State of Colorado, described as follows:

Commencing at the East quarter corner of said Section 19 and considering the North Line of said Southeast one-quarter of Section 19 to bear South 89 Degrees 21 Minutes 35 Seconds West with all bearings herein relative thereto; thence South 89 Degrees 21 Minutes 35 Seconds West along said North Line, a distance of 1,235.85 feet to the point of beginning, also being a point on the South Line of a Public Service Company parcel recorded in Book 1236 at page 393 of the Arapahoe County records; thence South 00 Degrees 43 Minutes 48 Seconds East, a distance of 587.35 feet; thence South 32 Degrees 24 Minutes 37 Seconds West, a distance of 1,441.22 feet to a point on the northerly line of the proposed Smoky Hill Road Right-of-Way; thence North 58 Degrees 37 Minutes 52 Seconds West along said northerly line a distance of 411.11 feet; thence North 60 Degrees 26 Minutes 06 Seconds East, a distance of 121.40 feet; thence North 32 Degrees 24 Minutes 37 Seconds East, a distance of 991.31 feet to a point of curvature; thence along the arc of a 823.00 foot radius curve to the left through a central angle of 33 Degrees 08 Minutes 25 Seconds, a distance of 476.03 feet and having a chord which bears North 15 Degrees 50 Minutes 24 Seconds East, a distance of 469.42 feet; thence North 00 Degrees 43 Minutes 48 Seconds West, a distance of 237.69 feet to a point on the South Line of said Public Service Company parcel and said North Line of the Southeast one-quarter of Section 19; thence North 89 Degrees 21 Minutes 35 Seconds East along said North and South Lines, a distance of 125.00 feet; thence South 00 Degrees 43 Minutes 48 Seconds East, a distance of 237.50 feet to a point of curvature; thence along the arc of a 948.00 foot radius curve to the right through a central angle of 33 Degrees 08 Minutes 25 Seconds, a distance of 548.33 feet and having a chord which bears South 15 Degrees 50 Minutes 24 Seconds West, a distance of 540.72 feet; thence South 32 Degrees 24 Minutes 37 Seconds West, a distance of 1,057.37 feet; thence North 69 Degrees 48 Minutes 30 Seconds East, a distance of 171.24 feet; thence North 32 Degrees 24 Minutes 37 Seconds East, a distance of 921.33 feet to a point of curvature; thence along the arc of a 1,052.00 foot radius curve to the left through a central angle of 33 Degrees 08 Minutes 25 Seconds, a distance of 608.48 feet and having a chord which bears North 15 Degrees 50 Minutes 24 Seconds East, a distance of 600.04 feet; thence North 00 Degrees 43 Minutes 48 Seconds West, a distance of 237.33 feet to a point on the South Line of said Public Service Company parcel and said North Line of the Southeast one-quarter of Section 19; thence North 89 Degrees 21 Minutes 35 Seconds East along said North and South Lines, a distance of 125.00 feet to the point of beginning.

Containing 503,002 square feet or 11.5473 acres, more or less.